UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                  Date of Earliest Event Reported: Jan 12, 2000

                            HYPERDYNAMICS CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                        000-25496               87-0400335
(State or other jurisdiction       (Commission File Number)    (IRS Employer
of incorporation or organization)                            Identification No.)

                         2656 South Loop West, Suite 103
                              Houston, Texas 77054
          (Address of principal executive offices, including zip code)

                                 (713) 660-9771
              (Registrant's telephone number, including area code)


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Item  5.  Other  Events.

     On January 12, 2000, we sold 2,000 shares of our new issue Series A Preferred Stock for a total of $2,000,000 in cash to three accredited investors. As part of this transaction, we also issued to the three investors a total of 200,000 warrants to purchase shares of our common stock at a price of $5.9125 per share which are immediately exercisable and expire on January 6, 2005. In addition, we issued as part of the placement costs a total of 200,000 warrants to purchase shares of our common stock at a price of $7.095 per share which are immediately exercisable and expire on January 6, 2005.

     On January 25, 2000, we sold an additional 1,000 shares of our new issue Series A Preferred Stock for a total of $1,000,000 in cash to one of the same accredited investors who purchased on January 12, 2000. As part of this transaction, we also issued to the accredited investor a total of 100,000 warrants to purchase shares of our common stock at a price of $5.9125 per share which are immediately exercisable and expire on January 6, 2005. In addition, we issued as part of the placement costs, 100,000 warrants to purchase shares of our common stock at a price of $7.095 per share which are immediately exercisable and expire on January 6, 2005.

     This was a private placement offering of securities that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D of the Act. Each certificate issued for these securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities. None of the transactions involved a public offering. We believe that these investors had the knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of the purchase of these securities. We believe that these investors were knowledgeable about our operations and financial condition.

     The Series A Preferred Stock is convertible into our common stock upon the earlier of (i) the effective date of a registration statement covering the shares of common stock underlying Series A Preferred Stock (the "Conversion Shares"), or (ii) the ninetieth (90th) day after the issuance of each such share of Series A Preferred Stock(referred to as a "Conversion Date"). Each share of Series A Preferred Stock outstanding on January 30, 2002 shall be converted automatically into Common Stock on such date in accordance with the Conversion Formula and the Conversion Price then in effect.

     The Series A Preferred Stock is convertible into our common stock in accordance with the "Conversion Formula" which is $1,000.00 divided by "Conversion Price", where:

Conversion Price = Average Price at Closing or the Average Price at Conversion, whichever is less; and

Average Price at Closing = The five (5)-day average Closing Bid Price for the Corporation's Common Stock on the trading date immediately before the date such Series A Preferred Stock was issued; and


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Average  Price  at Conversion = Eighty percent (80%) of (that is, a 20% discount
to) the five (5)-day average Closing Bid Price for the Corporation's Common Stock immediately before the Conversion Date.

     We will use the proceeds of this private placement for working capital, for general corporate purposes and for acquisitions.

Item  7.     Exhibits

Exhibit  4.1     Certificate  of  Designation  of  Series  A  Preferred  Stock


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     HYPERDYNAMICS  CORPORATION


Date:  January  24,  2000                         By: /s/ Kent Watts
                                                      ---------------------
                                                      Kent Watts, President


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